Consent of Independent Registered Public Accounting Firm	EXHIBIT 23.2

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-220324 and 333-220330) and Form S-3 (No. 333-227202) of DowDuPont Inc. of our Successor report dated February 11, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of E. I. du Pont de Nemours and Company, which appears in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 11, 2019

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